Exhibit 10.4

DESPEGAR.COM, CORP.

AMENDED AND RESTATED

2016 STOCK INCENTIVE PLAN

ADOPTED ON AUGUST 10, 2017

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SECTION 9. MISCELLANEOUS PROVISIONS.	9
(a) Securities Law Requirements	9
(b) No Retention Rights	9
(c) Treatment as Compensation	9
(d) Governing Law	9
(e) Conditions and Restrictions on Shares	9
(f) Tax Matters	10

SECTION 10. DURATION AND AMENDMENTS; STOCKHOLDER APPROVAL.	10
(a) Term of the Plan	10
(b) Right to Amend or Terminate the Plan	11
(c) Effect of Amendment or Termination	11
(d) Stockholder Approval	11

SECTION 11. DEFINITIONS.	11

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DESPEGAR.COM, CORP. AMENDED AND RESTATED

2016 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of this Plan is to offer persons selected by the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock. The Plan provides for the grant of Awards. Options granted under the Plan may be ISOs intended to qualify under Code Section 422 or NSOs which are not intended to so qualify.

Capitalized terms are defined in Section 11.

SECTION 2. ADMINISTRATION.

(a) Committees of the Board of Directors. The Plan may be administered by one Committee. The Committee shall consist, as required by applicable law, of one or more members of the Board of Directors who have been appointed by the Board of Directors. The Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it, subject to compliance with applicable law and the Company’s M&As. If the Committee has not been appointed, the Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary in the Plan, with respect to the terms and conditions of Awards granted to Participants outside the United States, the Board of Directors may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so; provided that it may not vary from those Plan terms requiring stockholder approval pursuant to Section 10(d) below to the extent required by applicable law. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Participants and all persons deriving their rights from a Participant.

SECTION 3. ELIGIBILITY.

(a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Awards. Only Employees shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the Date of Grant

and (ii) such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Not more than 4,861,777 Shares may be issued under the Plan, subject to Subsection (b) below and Section 8(a).1 Up to 4,861,777 Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Awards under the Plan may not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b) Additional Shares. In the event that Shares previously issued under the Plan are redeemed by, surrendered to or otherwise reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Award expires for any reason or is cancelled before being exercised or settled in full, the unexercised or unsettled Shares subject to such Award shall be added to the number of Shares then available for issuance under the Plan. In the event that Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Exercise Price or withholding taxes, such Shares shall remain available for issuance under the Plan.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

(a) Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board of Directors deems appropriate from time to time for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Award Agreement shall also specify whether the Option is an ISO or an NSO.

(c) Exercise Price. Each Award Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant, and in the case of an ISO a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price

[1]	Please refer to Exhibit A for a schedule of the initial share reserve and any subsequent increases in the reserve.

shall be payable in a form described in Section 7. This Subsection (c) shall not apply to an Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

(d) Exercisability. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Participant (i) has delivered an executed copy of the Award Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Award Agreement. The Board of Directors shall determine the exercisability provisions of the Award Agreement at its sole discretion.

(e) Basic Term. The Award Agreement shall specify the term of the Option. The term shall not exceed 10 years from the Date of Grant, and in the case of an ISO, a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f) Termination of Service (Except by Death). If a Participant’s Service terminates, other than due to the Participant’s death, then the Participant’s Options shall expire on the earliest of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above;

(ii) In case of termination without Cause by the Company, other than due to Disability, the date three (3) months after the termination of the Participant’s Service or such earlier or later date as the Board of Directors may determine;

(iii) In case of termination for Cause by the Company or voluntary resignation by the Participant, the date that is twenty (20) calendar days after the termination of the Participant´s Service or such earlier or later date as the Board of Directors may determine; or

(iv) The date six (6) months after the termination of the Participant’s Service by reason of Disability (if permitted by applicable law), or such later date as the Board of Directors may determine.

The Participant may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination). The balance of such Options which are not vested and exercisable shall lapse when the Participant’s Service terminates. In the event that the Participant dies after the termination of the Participant’s Service but before the expiration of the Participant’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination).

(g) Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h) Death of Participant. If a Participant dies while the Participant is in Service, then the Participant’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above; or

(ii) The date 12 months after the Participant’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than six months after the Participant’s death).

All or part of the Participant’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Participant’s death (or vested as a result of the Participant’s death). The balance of such Options which are not vested and exercisable shall lapse when the Participant dies.

(i) Restrictions on Transfer of Options. An Option shall be transferable by the Participant only by (i) a beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Participant´s Family Member or to a trust established by the Participant for the benefit of the Participant and/or one or of the Participant´s Family Members, provided in either case that the Transferee(s) agrees in writing on a form prescribed by the Company to be bound by all provisions of the Plan and the applicable Award Agreement. An ISO may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative.

(j) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the Participant’s Option until such person files a notice of exercise, pays the Exercise Price and satisfies all applicable withholding taxes pursuant to the terms of such Option.

(k) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Option.

(l) Company’s Right to Cancel Certain Options. Any other provision of the Plan or an Award Agreement notwithstanding, the Company shall have the right at any time to cancel an Option that was not granted in compliance with Rule 701 under the Securities Act. Prior to cancelling such Option, the Company shall give the Participant not less than 30 days’ notice in writing. If the Company elects to cancel such Option, it shall deliver to the Participant consideration with an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of the Shares subject to such Option as of the time of the cancellation over (ii) the Exercise Price of such Option. The consideration may be delivered in the form of cash or cash equivalents, in the form of Shares, or a combination of both. If the consideration would be a negative amount, such Option may be cancelled without the delivery of any consideration.

SECTION 6. OTHER STOCK-BASED AWARDS

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of restricted stock units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan and also may be granted as matching Awards in connection with a Participant’s purchase of Shares under the Plan or under any other plan maintained by the Company, or pursuant to open market purchases. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made (subject to the eligibility requirements set forth under Section 3 hereof); (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof, any required payments to be received from Participants and other provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

SECTION 7. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price of Shares issued under the Plan in respect of Options shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7. In addition, the Board of Directors in its sole discretion may also permit payment in the case of Option exercises through any of the methods described in (b) through (f) below.

(b) Promissory Note. All or a portion of the Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note, as well as the terms and conditions of such related pledge of the Shares.

(c) Surrender of Stock. All or any part of the Exercise Price may be paid by surrendering, or (to the extent permitted by the Board of Directors) attesting to the ownership of, Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised. Such surrender shall be in writing and signed by the person holding the Share or Shares.

(d) Exercise/Sale. If the Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(e) Net Exercise. An Option may permit exercise through a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value (determined by the Board of Directors as of the exercise date) that does not exceed the aggregate Exercise Price or the sum of the aggregate Exercise Price plus all or a portion of the minimum amount required to be withheld under applicable tax law (with the Company accepting from the Participant payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding obligation not satisfied through such reduction in Shares); provided that to the extent Shares subject to an Option are withheld in this manner, the number of Shares subject to the Option following the net exercise will be reduced by the sum of the number of Shares withheld and the number of Shares delivered to the Participant as a result of the exercise.

(f) Other Forms of Payment. To the extent that an Award Agreement so provides, the Exercise Price of Shares issued under the Plan may be paid in any other form permitted by applicable law.

SECTION 8. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number and kind of Shares available for future grants under Section 4; (ii) the number and kind of Shares or other securities or property covered by each outstanding Award; (iii) the Exercise Price under each outstanding Option; (iv) any redemption or other repurchase price that applies to Shares granted under the Plan pursuant to the terms of a Company redemption or other repurchase right under the applicable Award Agreement; and/or (v) any other affected terms of any Award. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of the items listed in clauses (i) through (v) above. The manner of any adjustments made pursuant to this Section 8(a) shall be determined by the Board of Directors in its sole discretion. No fractional Shares shall be issued under the Plan as a result of an adjustment under this Section 8(a) (and any fractions that would otherwise arise shall be rounded down or up to the nearest whole number of Shares), although the Board of Directors in its sole discretion may make a cash payment in lieu of fractional Shares.

(b) Corporate Transactions. In the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, all Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (which shall include for this purpose any plan of merger or consolidation or arrangement, and any scheme documents in respect of a scheme of arrangement, binding upon the Company or, in the event the transaction does not entail a definitive agreement to which the Company is party or otherwise bound, in the manner determined by the Board of Directors in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner. The treatment specified in the transaction agreement or as determined by the Board of Directors may include one or more of the following alternatives with respect to each outstanding Option:

(i) Continuation of the Award by the Company (if the Company is the surviving corporation).

(ii) Assumption of the Award by the surviving corporation or its parent.

(iii) Substitution by the surviving corporation or its parent of equivalent options for such outstanding Award (including but not limited to an option to acquire the same consideration paid to the holders of Shares in the transaction).

(iv) Cancellation of the Award and a payment to the Participant with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal, in the case of Options, to the excess of (A) the value, as determined by the Board of Directors in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (B) the per-Share Exercise Price of the Option (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Participant.

(v) Cancellation of the Award without the payment of any consideration; provided that the Participant shall be notified of such treatment and given an opportunity to exercise the Option (to the extent the Option is vested or becomes vested as of the effective date of the transaction) during a period of not less than five (5) business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the Participant a reasonable opportunity to exercise the Option. Any exercise of the Option during such period may be contingent upon the closing of the transaction.

(vi) Suspension of the Participant’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction.

(vii) Termination of any right the Participant has to exercise the Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

For the avoidance of doubt, the Board of Directors has discretion to accelerate, in whole or part, the vesting and exercisability, as applicable, of an Award in connection with a corporate transaction covered by this Section 8(b).

(c) Reservation of Rights. Except as provided in this Section 8, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, (iii) the authorization or issuance at any time of any additional class or classes of stock, or (iv) any other increase or decrease in the number of shares of stock of any class. Except as set forth under Section 8(a), any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price, as applicable, of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. MISCELLANEOUS PROVISIONS.

(a) Securities Law Requirements. Shares shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board of Directors, the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be liable for a failure to issue Shares as a result of such requirements.

(b) No Retention Rights. Nothing in the Plan or in any right or Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Treatment as Compensation. Any benefit that is given or deemed to be given to an individual under this Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, accruals or benefits under any other plan or program that is maintained or funded by the Company or a Subsidiary.

(d) Governing Law. The Plan and all options, sales and grants under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(e) Conditions and Restrictions on Shares. Shares issued under the Plan shall be subject to such forfeiture conditions, rights of redemption or other repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board of Directors may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In addition, Shares issued under the Plan shall be subject to conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

(f) Tax Matters.

(i) As a condition to the grant, issuance, vesting, purchase, exercise or transfer of any Award, or Shares issued pursuant to any Award, granted under this Plan, the Participant shall make such arrangements as the Board of Directors may require or permit for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such event.

(ii) Unless otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan shall be exempt from Code Section 409A, and any ambiguity in the terms of an Award Agreement and the Plan shall be interpreted consistently with this intent. To the extent an Award is not exempt from Code Section 409A (any such award, a “409A Award”), any ambiguity in the terms of such Award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports the Award’s compliance with the requirements of that statute. Notwithstanding anything to the contrary permitted under the Plan, in no event shall a modification of an Award not already subject to Code Section 409A be given effect if such modification would cause the Award to become subject to Code Section 409A unless the parties explicitly acknowledge and consent to the modification as one having that effect. A 409A Award shall be subject to such additional rules and requirements as specified by the Board of Directors from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1). In addition, if a transaction subject to Section 8(b) constitutes a payment event with respect to any 409A Award, then the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(iii) Neither the Company nor any member of the Board of Directors shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

SECTION 10. DURATION AND AMENDMENTS; STOCKHOLDER APPROVAL.

(a) Term of the Plan. The Plan, as set forth herein as amended and restated as of August 10, 2017, shall become effective on the date of its adoption by the Board of Directors, subject to approval of the Company’s stockholders under Subsection (d) below. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the

Board of Directors approved the most recent increase in the number of Shares that may be issued under the Plan; provided, however, that the ability to grant ISOs under the Plan shall terminate upon the 10th anniversary of the date upon which the maximum number of Shares reserved for potential grant of ISOs under Section 4(a) was approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. Subject to Subsection (d) below, the Board of Directors may amend, suspend or terminate the Plan at any time and for any reason.

(c) Effect of Amendment or Termination. No Award shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

(d) Stockholder Approval. To the extent required by applicable law, the Plan will be subject to approval of the Company’s stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

SECTION 11. DEFINITIONS.

(a) “Award” means an Option or Other Share-Based Award granted pursuant to the Plan.

(b) “Award Agreement” means the agreement between the Company (or its predecessor, Decolar.com, Inc.) and a Participant that contains the terms, conditions and restrictions pertaining to the Participant’s Award.

(c) “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(d) “Cause” means (i) the conviction of a crime involving fraud, theft, dishonesty or moral turpitude by the Participant; (ii) the Participant’s willful and continuing disregard of lawful instructions of the Board of Directors or the Participant’s superiors (if any) or the Participant’s willful misconduct in carrying out his or her position and duties; (iii) the continued use of alcohol or drugs by the Participant, to an extent that in the good faith determination of the Board of Directors, such use interferes in any manner with the performance of the Participant’s duties and responsibilities; (iv) the conviction of the Participant for violating any law constituting a felony in the Participant’s state or country of residence (including the Foreign Corrupt Practices Act of 1977) or the foreign equivalent thereof; provided, however, that if the Award Agreement evidencing the Award includes a definition of Cause, the definition in the Award Agreement shall govern; or (v) cause for termination of employment under applicable law.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of the Board of Directors, as described in Section 2(a).

(g) “Company” means Despegar.com, Corp. a British Virgin Islands business company (as successor to Decolar.com, Inc., a Delaware corporation, for the purposes of this Plan and each Award Agreement).

(h) “Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(i) “Date of Grant” means the date of grant specified in the applicable Award Agreement, which date shall be the later of (i) the date on which the Board of Directors resolved to grant the Award or (ii) the first day of the Participant’s Service.

(j) “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(k) “Employee” means any individual who is an employee, executive director or officer of the Company or a Subsidiary.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Award Agreement.

(n) “Fair Market Value” means the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, if there should be a public market for the Shares on a relevant determination date, the Fair Market Value of a Share shall equal the closing price of a Share as reported on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no sale of Shares shall have been reported on the national securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used.

(o) “Family Member” means (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Participant’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) and/or the Participant collectively have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) and/or the Participant collectively control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) and/or the Participant collectively own more than 50% of the voting interests.

(p) “ISO” means an Option that is intended to qualify as an incentive stock option as described in Code Section 422(b). Notwithstanding its designation as an ISO, an Option that does not qualify as an ISO under applicable law shall be treated for all purposes as an NSO.

(q) “M&As” means the Company’s memorandum and articles of association, as originally registered or as from time to time amended or restated.

(r) “NSO” means an Option that does not qualify as an incentive stock option as described in Code Section 422(b) or 423(b).

(s) “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

(t) “Outside Director” means a member of the Board of Directors who is not an Employee.

(u) “Participant” means a person who holds an Award; however, if the context requires, an estate or other permissible transferee holding an Award may also be deemed a Participant.

(v) “Plan” means this Despegar.com, Corp. Amended and Restated 2016 Stock Incentive Plan (which, prior to the amendment and restatement thereof, had been named the Decolar.com, Inc. 2016 Stock Option Plan).

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Service” means service as an Employee, Outside Director or Consultant.

(y) “Share” means one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(z) “Stock” means the ordinary shares of the Company.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

EXHIBIT A

SCHEDULE OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

Date of Board Approval	Date of Stockholder Approval	Incremental Number of Shares Approved	Cumulative Number of Shares Approved
November 16, 2016	November 16, 2016	4,000,000	4,000,000
August 10, 2017	August 10, 2017	861,777	4,861,777

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